Exhibit 99.1

Beth Frost-Johnson, Sr. VP of Marketing
Merge Healthcare
414.977.4254
bfrost@merge.com

William Mortimore, Interim Chief Executive Officer
Merge Healthcare
414.977.4000
wmortimore@merge.com

MERGE TECHNOLOGIES ANNOUNCES CHANGES TO SENIOR MANAGEMENT TEAM; PROVIDES UPDATE CONCERNING ACCOUNTING AND REGULATORY MATTERS

Milwaukee, WI, May 16, 2006 – Merge Technologies Incorporated, d.b.a. Merge Healthcare (NASDAQ: MRGE; TSX: MRG), today announced that Bill Mortimore, who founded the Company, was its Chief Executive Officer from 1987 to 2000 and has been serving as its Chief Strategist and Chairman of the Board, has been appointed as the Company’s interim Chief Executive Officer. At the same time, Mike Dunham, the Company’s lead independent director, was named Chairman of the Company’s Board of Directors. These changes follow the Board of Directors’ acceptance of the resignation of Richard Linden as President, Chief Executive Officer and Director of the Company. “With a continuing commitment to the Company he originally built, Bill is uniquely suited to lead the Company at this time,” said Mr. Dunham. He added, “Bill will be heading a deep and experienced management team, which includes Brian Pedlar, President of the Company’s Cedara Software division, and Bob White, President of the Company’s Merge eMed division. With Brian and Bob leading the respective organizations, we are confident that the Company and its very dedicated and talented staff in all offices will continue to deliver industry-leading solutions to our customers in the medical imaging and healthcare information technology markets. Our Board will work together with management, as well as our independent advisors and auditors, to resolve the financial disclosure issues facing the Company as quickly as possible.”  The Board of Directors has commenced a search for a permanent Chief Executive Officer.

The Company also announced that it had reached an agreement with Scott T. Veech, the Company’s Chief Financial Officer, for Mr. Veech to continue in that role for a limited period of time. Since early in the year, Mr. Veech has expressed a desire to move out of this position to reduce his workload, but he has agreed to remain as Chief Financial Officer as the Company works to complete its SEC filings for 2005 and the first quarter of 2006. The Company intends to discuss with Mr. Veech the possibility of a future role with the Company. The Board of Directors has commenced a search for a replacement Chief Financial Officer.

The Company also provided an update on the status of the previously announced investigation of accounting and financial disclosure matters being conducted by the Audit Committee of the Company’s Board of Directors with the assistance of independent advisors. The Audit

Committee currently expects that this investigation will be completed within the next few weeks. The Audit Committee continues to keep the Company’s independent registered public accountants, KPMG LLP, advised of progress in this investigation, and KPMG has informed the Audit Committee that it is continuing its audit of the Company’s 2005 financial statements. “Our goal is that the Company become current in its SEC filings as soon as possible, and we are devoting significant resources to this effort,” said Dennis Brown, Chairman of the Company’s Audit Committee.

As previously announced, during the normal year end closing process and the course of the investigation, the Company has identified certain errors in the Company’s financial statements for the second and third quarters of 2005. In addition to those errors previously disclosed, the Company has determined that an error was made with respect to the recognition of revenue associated with a sales contract entered into in the second quarter of 2005. Specifically, the $1 million in revenue recognized on that contract in the second quarter of 2005 should not have been recognized in such quarter because collectibility was not reasonably assured. This was an error in the timing of recognition, as the Company ultimately collected $150,000 in the fourth quarter of 2005 and $850,000 in the first quarter of 2006 on the sales contract, and the revenue will be recognized in those periods.

Also as previously announced, on March 20, 2006, the Company received written notification from the staff of The NASDAQ Stock Market stating that the Company was not in compliance with National Association of Securities Dealers’ rules because the Company did not timely file its Annual Report on Form 10-K for the year ended December 31, 2005, and that the Company’s common stock was, therefore, subject to delisting from The NASDAQ National Market. On April 20, 2006, representatives of the Company appeared before a NASDAQ Listing Qualifications Panel to, among other things, request that the panel grant the Company an extension until June 30, 2006 to regain compliance. The NASDAQ Listing Qualifications Panel has not yet informed the Company of its decision.

The Company further announced that, on April 27, 2006, it received an informal, nonpublic inquiry from the SEC requesting voluntary production of documents and other information. The inquiry principally relates to the Company’s announcement on March 17, 2006 that it would revise its results of operations for the fiscal quarters ended June 30, 2005 and September 30, 2005, as well as the Audit Committee’s investigation. The SEC has advised the Company that this inquiry should not be interpreted as an adverse reflection on any entity or individual involved, nor should it be interpreted as an indication by the SEC that any violation of the federal securities laws has occurred. The Company is cooperating with the SEC.

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Merge Healthcare is a market leader in the development and delivery of medical imaging and information management software and services. Our innovative software solutions use leading-edge imaging software technologies that accelerate market delivery for our OEM customers, while our end-user solutions improve our customers’ productivity and enhance the quality of patient care they provide. For additional information, visit our website at www.merge.com.

Cedara Software is a Merge Healthcare company focused on the development of custom engineered software applications and development tools for the medical imaging OEM and International markets. Cedara software is deployed in hospitals and clinics worldwide and is licensed by many of the world’s leading medical device and healthcare information technology companies. Cedara technologies and expertise span all the major digital imaging modalities including computed tomography (CT), magnetic resonance imaging (MRI), digital X-ray, mammography, ultrasound, echo-cardiology, angiography, nuclear medicine, positron emission tomography (PET) and fluoroscopy. Cedara medical imaging offerings are used in all aspects of clinical imaging workflow including the capture of a patient’s digital image; the archiving, communication and manipulation of digital images; sophisticated clinical applications to analyze digital images; and the use of imaging in minimally-invasive surgery. For additional information, visit our website at www.cedara.com.

Merge eMed, a Merge Healthcare company, is focused on accelerating productivity for radiology departments and specialty practices, imaging centers and hospitals. By combining sophisticated RIS, PACS, advanced visualization and clinical imaging applications, Merge eMed delivers integrated end-to-end software solutions and professional services that are transforming the way our customers interact with referring physicians, manage their workflow, position their businesses in their markets and deliver imaging and information services to their customers. For additional information, visit our website at www.merge-emed.com.

Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. When used in this press release, the words: “will,” “ believes,” “intends,” “ anticipates,” “ expects” and similar expressions are intended to identify forward-looking statements. Actual results could differ materially from those expressed in, or implied by, the forward-looking statements based on a number of factors, including, but not limited to, costs, risks and effects of the on-going investigation by the Audit Committee of the Board of Directors; the impact of any restatement of financial statements of the Company or other actions that may be taken or required as a result of such restatement; the Company’s inability to timely file reports with the Securities and Exchange Commission; risks associated with the Company’s inability to meet the requirements of The NASDAQ Stock Market for continued listing, including possible delisting; costs, risks and effects of legal proceedings and investigations, including the informal, non-public inquiry being conducted by the Securities and Exchange Commission and class action, derivative, and other lawsuits; risks in product and technology development, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, ability to integrate acquisitions, changing economic conditions, credit and payment risks associated with end-user sales, dependence on major customers, dependence on key personnel, and other risk factors detailed in the Company’s filings with the Securities and Exchange Commission. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances, or for any other reason.